Exhibit 10.1
INVESTOR RIGHTS AGREEMENT
This INVESTOR RIGHTS AGREEMENT, dated as of September 29, 2025 (this “Agreement”), is made between Ambac Financial Group, Inc., a Delaware corporation (the “Company”), and American Acorn Holdings, LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 1.01.
R E C I T A L S:
WHEREAS, in connection with and pursuant to the Stock Purchase Agreement by and between the Company and American Acorn Corporation, a Delaware corporation, dated June 4, 2024, as amended (the “Stock Purchase Agreement”), American Acorn Corporation has acquired all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company (the “AAC Common Stock”);
WHEREAS, in connection with and pursuant to the Stock Purchase Agreement, at the closing of the purchase and sale of the AAC Common Stock contemplated by the Stock Purchase Agreement (the “Closing”), the Company issued to Investor a warrant (the “Warrant”) exercisable for a number of shares of common stock, par value $0.01, of the Company (“Company Common Stock”) representing 9.9% of the fully diluted shares of Company Common Stock as of March 31, 2024 pro forma for the issuance of the Warrant; and
WHEREAS, in connection with the Company’s issuance of the Warrant to the Investor, the Company agrees to provide the Investor with the rights set forth in this Agreement.
NOW, THEREFORE, the parties agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01Definitions. As used in this Agreement, the following terms have the following meanings:
“Activist Investor” has the meaning set forth in the Warrant.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, for the purposes of this Agreement, the term “Affiliate,” as it relates to Investor, shall exclude Brookfield Asset Management Inc. and its Affiliates that are not also Affiliates of Investor by virtue of being directly or indirectly controlled by Oaktree Capital Management, L.P. and, for the avoidance of doubt, shall exclude any investor in such entity or beneficial owner of such entity’s equity securities or those of any Person that controls such entity, and any portfolio company, limited partner, investor or similar Person of any of the foregoing.
“Board” means the board of directors of the Company.
“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by laws to be closed in the City of New York.

“Competitor” has the meaning set forth in the Warrant.
“Director” means any director serving on the Board.
“Exchange Act” has the meaning set forth in Section 3.01(a)(v).
“Equity Securities” means any and all:
(a)shares, interests, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation);
(b)securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit or voting interests in) such Person; and
(c)any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Exempt Transfer” means a Transfer pursuant to any merger, business combination, tender offer, business consolidation, recapitalization or exchange offer or similar transaction involving shares of Company Common Stock whereby the stockholders of the Company (together with their Affiliates) as of immediately prior to such transaction do not own at least 50% of the Company Common Stock immediately following such transaction, in each case, that has been approved by and recommended by the Board.
“Lock-Up Termination Date” has the meaning set forth in the Warrant.
“Original Issue Date” means September 29, 2025.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Piggyback Underwritten Offering” has the meaning set forth in Section 5.03(a).
“Postponement Period” has the meaning set forth in Section 5.02.
“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Relevant Transferees” has the meaning set forth in Section 2.01(b).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.
“Securities Act” has the meaning set forth in Section 5.01.
“Shelf Registration Statement” has the meaning given to such term in Section 5.01.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.
“Suspension Event” has the meaning set forth in Section 5.02.
“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.
“Transfer” shall mean, with respect to any Equity Security, directly or indirectly, by operation of applicable law, contract or otherwise, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such Equity Security.
“Voting Securities” means shares of common stock and any other securities of a corporation entitled to vote generally in the election of directors.
ARTICLE 2
LOCK-UP PERIOD
Section 2.01    Lock-up Period.
Section 1.01Lock-up Period.
(a)Investor shall not, and shall not cause or permit any direct or indirect Affiliate to, during the period beginning on the Original Issue Date and ending at the close of business on the six (6) month anniversary of the Original Issue Date (the “Lock-Up Termination Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Warrant or the Warrant Shares (as defined in the Warrant), (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Warrant or the Warrant Shares, whether any such transaction described in subsection (1) or (2) above is to be settled by delivery of Warrants, Warrant Shares, Company Common Stock, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing.
(b)Notwithstanding any other provision hereof, the transfer restriction in Section 2.01(a) shall not apply to and nothing in this Agreement shall otherwise restrict or prohibit (i) any total return swap entered into by Investor or any direct or indirect Affiliate of Investor with respect to the Warrant or the Warrant Shares, (ii) any pledge in accordance with Section 2.01(c) hereof, (iii) transfer of securities of Investor or any entity that directly or indirectly owns equity securities of Investor and (iv) any transfer to (x) any Affiliate of Investor (but not, for the avoidance of doubt, to any “portfolio company,” as such term is commonly understood in the private equity industry, of Investor or any such Affiliate, or to the Company or any of its Subsidiaries), other than a Competitor or Activist Investor (the transferees described in the foregoing clause (x), “Relevant Transferees”) or (y) Brookfield Asset Management, Inc.
(c)If requested by Investor in connection with any transaction involving the Warrant or the Warrant Shares (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide Investor with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as Investor may reasonably request from time to time to enable Investor to sell the Warrant or the Warrant Shares, as applicable, without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form, provided, that Investor shall not make any such pledge for six (6) months from the Original Issue Date.
ARTICLE 3
STANDSTILL
Section 3.01    Standstill.
(a)Without the prior written approval of the Board, from the date hereof until the date that is six (6) months after the date hereof, Investor shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly:
(i)commence or publicly propose to commence any tender or exchange offer for securities of the Company or publicly propose to enter any merger, consolidation, business combination or acquisition or disposition of all or substantially all of the assets of the Company;
(ii)nominate for election, or seek to elect, any individual as a Director, other than as contemplated by Section 4.01 of this Agreement;
(iii)publicly propose any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company;

(iv)acquire or publicly propose to acquire any right to direct the voting or disposition of, or any other right with respect to, equity securities of the Company (including Company Common Stock), in each case, to the extent the Investor and its Affiliates would, after exercising the Warrant, collectively control greater than 9.9% of the Total Voting Power of the Company;
(v)form, join or knowingly participate in a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for purposes of acquiring, holding, voting or disposing of any securities of the Company; or
(vi)dispose of Company Common Stock in response to an unsolicited tender offer for securities of the Company or other proposed business combination to the Person making such unsolicited tender offer or proposal or any of its Affiliates, except pursuant to an Exempt Transfer;
(vii)make any proposal for additional representation on the Board, not otherwise permitted under Section 3.01; or
(viii)enter into any agreements with any third party with respect to taking any of the actions set forth in the foregoing clauses (i) through (vii);
provided that, notwithstanding the foregoing, nothing in this Section 3.01 shall restrict or prohibit:
(A)compliance by Investor or American Acorn Corporation with, or the exercise by Investor or American Acorn Corporation of any of its rights under, this Agreement, the Warrant or the Stock Purchase Agreement;
(B)any transaction with respect to the Warrant or Warrant Shares; or
(C)any Exempt Transfer.
(b)Notwithstanding anything to the contrary in this Section 3.01, on and after the date hereof, Investor shall not be prohibited or restricted from initiating and engaging in private discussions with the Company or the Board in relation to, or making and submitting to the Company or the Board, non-public proposals regarding the matters addressed by this Section 3.01.
(c)Notwithstanding anything to the contrary herein, the restrictions in Section 3.01(a) shall no longer apply from and after the time at which the Company enters into a merger, consolidation, business combination, restructuring or similar transaction with any third party.
ARTICLE 4
[RESERVED]
ARTICLE 5
REGISTRATION RIGHTS
Section 5.01    Shelf Registration Rights. Thirty (30) days prior to the Lock-Up Termination Date (the “Filing Date”), the Company shall prepare and file with the SEC and cause to be declared effective a

“shelf” registration statement on Form S-3 (or any successor form), or a “shelf” registration statement on Form S-1 (or any successor form) if the Company is ineligible to use Form S-3 (in either case, a “Shelf Registration Statement”), providing for, pursuant to Rule 415 or otherwise, the registration of, and the sale on a continuous or delayed basis of, the maximum number of Warrant Shares (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Warrant Shares) that may be issued pursuant to the Warrants outstanding at that time, and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and usable for resale of such Warrant Shares pursuant to Rule 415 or otherwise (provided that such resale shall not be underwritten), for a period from the date of its initial effectiveness (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) until the earliest of (i) such time as there are no Warrant Shares remaining, (ii) such date on which Investor, together with its Affiliates, (a) no longer beneficially owns at least 50% of the maximum number of Warrant Shares issuable pursuant to the Warrant as of the date hereof (subject to equitable adjustment for any stock splits and similar events) or (b) beneficially owns in the aggregate less than 3% of the Total Voting Power, and Investor is able to sell the Warrant Shares pursuant to Rule 144 without limitation as to volume or manner of sale and (iii) Investor owns less than 25% of the Warrants and the Warrant Shares; provided, that (a) the number of Warrant Shares is determined based on the actual number of Warrant Shares received at exercise and (b) Investor is not an affiliate of the Company; provided further that the Company shall file at least one Shelf Registration Statement. So long as the Company is a well-known seasoned issuer (as defined in Rule 405) at the time of the Filing Date, such Shelf Registration Statement, if it is on Form S-3 (or any successor form), shall be designated by the Company as an automatic Shelf Registration Statement. The Company shall not be obligated to undertake any underwritten offerings or shelf takedowns on behalf of Investor or enter into any underwriting or purchase agreement, provide any comfort letter or opinions or otherwise cooperate with Investor in any sale pursuant to the Shelf Registration Statement other than using reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any sale of the Warrant Shares. For the purposes of this Article 5, the Warrant Shares that are covered by the Shelf Registration Statement are “Registrable Securities.”
Section 5.02    Suspension. (i) Upon advice of counsel, if the Board determines, in its good faith judgment, that the disclosure that would otherwise be required to file or update the Shelf Registration Statement would cause the disclosure of material non-public information in a manner that would materially and adversely interfere with any pending material financing or material acquisition, merger, recapitalization, consolidation or reorganization or similar transaction involving the Company; (ii) upon issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act; (iii) if the Board determines, in its good faith judgment, that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan or (y) upon the advice of counsel, would require the Company, under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; or (iv) if the Company elects at such time to offer Equity

Securities to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements (collectively, “Suspension Events”), then the Company may delay the filing of, or suspend use of, the Shelf Registration Statement, by providing written notice to Investor, until such circumstance is no longer continuing but in any event not to exceed sixty (60) days (such period, a “Postponement Period”); provided that the Company shall at all times in good faith use its commercially reasonable best efforts to cause any Shelf Registration Statement required by this Section 5 to be filed or updated, as applicable, as soon as possible; provided, further, that the Company shall not be permitted to commence a Postponement Period pursuant to this Section 5.02 more than twice in any twelve-month period. In the event that the Company exercises its rights under the preceding sentence, Investor agrees to suspend, promptly upon receipt of written notice from the Company, the use of any prospectus relating to the registration in connection with any sale or offer to sell the Warrant Shares.
Section 5.03    Piggyback Registration Rights.
(a)If the Company proposes to register shares of Company Common Stock under the Securities Act for a sale that will occur following the expiration of the Lock-Up Termination Date (other than pursuant to a registration on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to Investor, which notice shall include the anticipated filing date of the registration statement or prospectus supplement, as applicable, and, if known, the number of shares of Company Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 5.03. Such notice shall be given promptly (and in any event at least four (4) Business Days before the filing of the registration statement or prospectus supplement, as applicable,). If such notice is delivered pursuant to this Section 5.03, each Holder shall then have three (3) Business Days after the date on which such Holder received notice pursuant to this Section 5.03 to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Investor and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from Investor is received within such period, Investor shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 5.03(b), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by Investor; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 5.03(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to Investor and (A) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering, and (B) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Company Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable. Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.
(b)Priority on Piggyback Registrations. If the managing underwriter of the Piggyback Underwritten Offering shall inform the Company in writing of its good faith belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering, shares of Company Common Stock in the following priority:
(i)If the Piggyback Underwritten Offering is for the account of the Company, (A) first, all shares of Company Common Stock that the Company proposes to include for its own account, (B) second, the Registrable Securities requested to be included by Investor and (C) third, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without any such adverse effect.
(ii)If the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, (A) first, all shares of Company Common Stock that such Persons propose to include, (B) second, the Registrable Securities requested to be included by Investor and (C) third, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without any such adverse effect.
Section 5.04    Registration Expenses. All internal expenses incurred by Investor in connection with registration under the Securities Act pursuant to this Agreement, including, but not limited to, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for Investor and all independent certified public accountants and other Persons retained by Investor and any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Warrant Shares, shall be borne by Investor. The Company shall pay all registration, qualification and filing fees, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.
Section 5.05    Indemnification.
(a)Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Investor, and its officers, directors, partners, members, managers, direct and indirect equityholders, accountants, attorneys, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Investor and its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein relating to a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and relating to any action or inaction in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and will reimburse each such Covered Person for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Shelf Registration Statement, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5.05 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld).
(b)Indemnification by Investor. As a condition to including the Warrant Shares in any Shelf Registration Statement filed in accordance with Section 5 hereof, Investor will indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein relating to a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and will reimburse the Company, such directors and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon and in conformity with written information furnished to the Company by Investor expressly for inclusion in the Shelf Registration Statement; provided, however, that the obligations of Investor hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of Investor (which consent shall not be unreasonably delayed or withheld); and provided, further, that the liability of Investor shall be limited to the net proceeds received by Investor from the sale of Registrable Securities covered by such Shelf Registration Statement containing such untrue or alleged untrue statement or omission (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such Losses or any substantially similar Losses arising from the sale of such Registrable Securities).

(c)Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.
(d)Contribution. If the indemnification provided for in this Section 5.05 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5.05(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.05(d), Investor shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5.05(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 5.06    Information. Investor shall furnish to the Company such information regarding Investor and the distribution of the Warrant Shares proposed by Investor as the Company may reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 5 and the Company may exclude the Warrant Shares from any registration statement if Investor fails to furnish such information within a reasonable time, but in no event more than 10 Business Days, after receiving such request.
ARTICLE 6
[RESERVED]
ARTICLE 7
TERMINATION
Section 7.01    Termination. This Agreement shall automatically terminate, without any further action by any Person, upon the earlier of (i) the written agreement of each party hereto to terminate this Agreement; (ii) date upon which Investor ceases to hold the Warrant or any Warrant Shares and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Sections 5.03 and 5.04 shall survive any termination of this Agreement.
ARTICLE 8
MISCELLANEOUS
Section 8.01    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given:
if to the Company,
Ambac Financial Group, Inc.

One World Trade Center, 41st Floor
New York, NY 10007
E-mail: legalnotices@ambac.com
Phone: (212) 668-0340
Attention: General Counsel

with a copy (which shall not constitute notice to the Company) to:
Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Nicholas F. Potter
     Kristen A. Matthews
     Steven J. Slutzky
     Eric T. Juergens

Telephone: (212) 909-6459
     (212) 909-6113
     (212) 909-6036
     (212) 909-6301

Email: nfpotter@debevoise.com
    kamatthews@debevoise.com
            sjslutzky@debevoise.com
            etjuergens@debevoise.com
if to Investor,
American Acorn Holdings, LLC
c/o Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor
Los Angeles, CA 90071
Attention:     Jordan Mikes;
        Greg Share;
        Patrick George
E-mail: jmikes@oaktreecapital.com;
    gshare@oaktreecapital.com;
    pgeorge@oaktreecapital.com
Phone: 213-830-6300
with a copy (which shall not constitute notice to Investor) to:

Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, CA 90067
Attention: Hamed Meshki, P.C.

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Rajab Abbassi, P.C.
     Kimberly Meng Han

Email: hmeshki@kirkland.com;
rajab.abbassi@kirkland.com;
kimberly.han@kirkland.com
Telephone:     (213) 680-8360
        (212) 446-4741
                (212) 898-5324
or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 8.02    Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
Section 8.03    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party.
Section 8.04    Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO THE VALIDITY, INTERPRETATION AND EFFECT OF THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company and Investor hereby irrevocably submit to the jurisdiction of the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from such courts, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of the Company and Investor irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such courts, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Company and Investor hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Company and Investor hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Company and Investor hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.01 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
Section 8.05    WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.06    Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.
Section 8.07    Entire Agreement. This Agreement and the Warrant together constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
Section 8.08    Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 8.09    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified Section 8.04, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
AMBAC FINANCIAL GROUP, INC.

By    /s/ Stephen M. Ksenak
Name: Stephen M. Ksenak
Title: Senior Managing Director & Chief
Legal Officer

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
AMERICAN ACORN HOLDINGS, LLC

By:    Oaktree Fund GP, LLC
Its:    Manager

By:    Oaktree Fund GP I, L.P.
Its:    Managing Member

By    /s/ Henry E. Orren
Name: Henry E. Orren
Title: Authorized Signatory
By    /s/ Melanie Kokhan
Name: Melanie Kokhan
Title: Authorized Signatory

[Signature Page to Investor Rights Agreement]